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                         [Letterhead of Battle Fowler]

                                (212) 856-7000


                                (212) 339-9150


                               February 13, 1997




Board of Directors
Chartwell Leisure Inc.
605 Third Avenue
New York, NY 10158


                                  Re:  Chartwell Leisure Inc.
                                  Rights Offering
                                  Registration Statement on Form S-3 pursuant to Rule 462(b): 497,632 Shares of Common Stock, $0.01 Par Value Per Share
                                  ----------------------------------------------

Ladies and Gentlemen:

          We have acted as counsel for Chartwell Leisure Inc., a Delaware corporation (the "Company"), in connection with the preparation of the registration statement on Form S-3, and any amendments thereto (the "Registration Statement"), for the registration of up to 497,632 transferable subscription rights (the "Rights"), pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and up to 497,632 shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") referred to in the Registration Statement. Capitalized terms used and not defined in this opinion have the meanings ascribed to them in the Registration Statement.

          In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company, including without limitation, the Company's Restated Certificate of Incorporation and the Company's Amended
and Restated Bylaws and certificates of its officers and of public officials as we have deemed necessary for the purpose of the opinion expressed below.
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Board of Directors                                             February 13, 1997

          In addition, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments furnished to us by the Company.

          We are not admitted to the practice of law in any jurisdiction but the State of New York, and we do not express any opinion as to the laws of other states or jurisdictions other than the laws of the State of New York and the federal law of the United States. No opinion is expressed as to the effect that the law of any other jurisdiction may have upon the subject matter of the opinion expressed herein under conflicts of law principles, rules and regulations or otherwise.

          Based on the foregoing, we are of the opinion that:

          (i) the Rights have been duly authorized and, when issued in accordance with such authorization, will be legal, valid and binding obligations of the Company, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium and other laws relating to, or affecting, creditors' rights and remedies generally and general principles of equity (regardless of whether considered in a proceeding at law or in equity); and

          (ii) the shares of Common Stock subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege, when issued, subscribed for and delivered as contemplated in the Registration Statement, will be validly issued, fully paid and nonassessable.

          We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                                  Very truly yours,


                                  /s/ Battle Fowler LLP
                                  Battle Fowler LLP